SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Primary Shares and Service Shares Exhibits to the Multiple Class Plan of Federated Kaufmann Fund II, a portfolio of Federated Insurance Series. The information contained in the attached Exhibit serves as the description of Primary Shares and Service Shares as required by this Item.



PRIMARY SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
Primary Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Primary Shares will consist of institutional sales to insurance companies for Primary Share inclusion in those variable life and variable annuity product separate accounts. The insurance company distributor, underwriter or affiliated entity will receive a shareholder service fee paid by Federated Shareholder Services Co. In connection with this arrangement, Primary Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Primary Shares
Sales Load
None
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
None
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Primary Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Primary Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None
Exchange
Rights:
None




SCHEDULE OF FUNDS
OFFERING PRIMARY SHARES

The Funds set forth on this Schedule each offer Primary Shares on the terms set forth in the Primary Shares Exhibit to the Multiple Class Plan, in each case as indicated below.
Multiple Class Company
Series
12b-1
Plan
Federated Insurance Series
Federated High Income Bond Fund
II
None

Federated American Leaders Fund
II
None

Federated Capital Appreciation
Fund II
None

Federated Quality Bond Fund II
None

Federated Kaufmann Fund II
None



SERVICE SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
Service Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of Service Shares will consist of institutional sales to insurance companies for Service Share inclusion in those variable life insurance and annuity product separate accounts. The insurance company distributor, underwriter or other affiliated entity will receive a shareholder service fee paid by Federated Shareholder Services Co. and when indicated on the Schedule to this Exhibit, may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement Service Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Service Shares
Sales Load
None
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Service Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None
Exchange
Rights:
None



SCHEDULE OF FUNDS
OFFERING SERVICE SHARES

The Funds set forth on this Schedule each offer Service Shares on the terms set forth in the Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.
Multiple Class Company
Series
12b-1
Plan
Federated Insurance Series
Federated High Income Bond Fund
II
0.25%

Federated American Leaders Fund
II
0.25%

Federated Capital Appreciation
Fund II
0.25%

Federated Quality Bond Fund II
0.25%

Federated Kaufmann Fund II
0.25%